UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 13, 2007

TALLY HO VENTURES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-104631	43-1988542
(State or incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Them. Dervis Street, 3rd Floor, CY-1066 Nicosia, Cyprus
(Address of principal executive offices)

011-352 2630 1540
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Tally Ho Ventures, Inc. (the “Company”) has appointed Anthony Nightingale to serve as a member of the Company’s Board of Directors, effective September 13, 2007.

Mr. Nightingale has served as the lead shareholder and Managing Director of European Business Networks S.A., a buffer organization between international product suppliers and local distributors of a wide range of life insurance-related and retirement planning products and services since 1997. From 1991 through 1998, Mr. Nightingale established and led EIFAN asbi, which was a not-for-profit company that assisted distributors with the understanding and implementation of European financial legislation impending at that time. From 1989 until 1991, Mr. Nightingale served in numerous posts at Target International S.A., including Group Marketing and Sales Director and Managing Director of separate subsidiary activities in Scandanavian and Far Eastern countries. In addition, Mr. Nightingale was also a member of the Target’s Board of Directors. Mr. Nightingale graduated from Hatfield University with a Bachelor of Commerce degree in Business and Financial Studies

Item 8.01 Other Matters

On September 17, 2007 the Company issued a press release relating to the appointment of Mr. Anthony Nightingale. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Report:

Exhibit Number	Description

99.1	Press Release of the Company, dated September 17, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 18, 2007	TALLY HO VENTURES, INC.
(Registrant)

	By:	/s/ Nigel Gregg Nigel Gregg
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company, dated September 17, 2007